Exhibit 10.1
VOTING AND SUPPORT AGREEMENT
THIS VOTING AND SUPPORT AGREEMENT (as hereafter amended or supplemented, this “Agreement”) is dated as of [●], 2025 and shall be effective as of the Effective Date (as defined below), by and among Via Transportation, Inc., a Delaware corporation (the “Company”), Exor N.V. (“Exor”) and Daniel Ramot (“Founder”) (individually referred to herein as a “Party” and are collectively referred to herein as the “Parties”).
RECITALS
WHEREAS, the undersigned desire to enter into this Agreement for the purpose of providing for certain rights and obligations of the Company, Exor and the Founder upon and after the Effective Date.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Definitions. In addition to the definitions of capitalized terms specified elsewhere in this Agreement, the following capitalized terms as used in this Agreement shall have the meanings set forth below:
1.1    “Affiliate” means, with respect to any individual or entity, any other individual or entity who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified individual or entity. For the purposes of this definition, “control,” when used with respect to any individual or entity, means (a) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of such individual or entity or (b) the power to otherwise direct the management and policies of such individual or entity whether by contract or otherwise.
1.2    “Board” means the Company’s Board of Directors.
1.3    “Certificate” means the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on the Effective Date, as may be amended from time to time.
1.4    “Change of Control Transaction” means (i) the sale, transfer or other disposition of all or substantially all of the assets of the Company other than to a subsidiary or (ii) the merger, consolidation, business combination or other similar transaction of the Company with or into any other entity (except one in which the holders of capital stock of the Company immediately prior to such merger or consolidation and/or the Affiliates of such holders collectively continue to hold at least a majority of the voting power of the capital stock of the surviving entity).
1.5    “Common Stock” means, collectively, the Class A Common Stock of the Company and the Class B Common Stock of the Company.

1.6    “Effective Date” means the date of the closing of the first sale of the Class A Common Stock of the Company in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, after which the Class A Common Stock of the Company will be listed on the New York Stock Exchange.
1.7    “SEC” shall mean the Securities and Exchange Commission.
2.Nomination Right.
2.1    From and after the Effective Date, Exor shall have the right to nominate one (1) candidate for election as a director (the “Exor Nominee”). Subject to the Board’s fiduciary obligations to the Company and its stockholders, the Company shall, to the fullest extent permitted by law, (x) include the Exor Nominee in the slate of nominees recommended by the Board at any regular or special meeting of stockholders called for the purpose of electing the class of directors in which the Exor Nominee sits, and (y) use its commercially reasonable best efforts to cause the election of the Exor Nominee to the Board, including nominating the Exor Nominee to be elected as a director and recommending such individual’s election. The Company and Exor shall take all corporate action as shall be necessary to implement the provisions of this Section 2.1 to the extent applicable.
2.2    So long as the Exor Nominee is serving as a member of the Board pursuant to Section 2.1, then Exor may, by written notice to the Company at any time prior to December 31 of the year preceding the next meeting of the Company’s stockholders at which the Exor Nominee is to be re-elected, designate a replacement or successor to the Exor Nominee, in which case the provisions of Section 2 shall apply to such replacement or successor.
2.3    Nothing in this Agreement shall prohibit the Exor Nominee from being removed for cause; provided, that in the event of such removal for cause or upon any other removal or resignation of the Exor Nominee, Exor may, by written notice to the Company, designate a replacement Exor Nominee (who may not be the person removed for cause, if applicable). In such event, (1) if the Exor Nominee is serving as a member of the Board pursuant to Section 2.1 above, then the provisions of Section 2.1 shall apply to such replacement Exor Nominee and (2) the Company shall use its commercially reasonable best efforts to cause the Board to fill the vacancy created by such removal with the replacement Exor Nominee designated by Exor pursuant to Section 223 of the General Corporation Law of the State of Delaware as promptly as practicable prior to the next meeting of the Company’s stockholders at which the Exor Nominee is to be elected.
3.Voting Obligations.
3.1    At any regular or special meeting of stockholders called for the purpose of electing the class of directors in which the Exor Nominee sits, the Founder hereby agrees with the Company (and only with the Company) to vote or cause to be voted all Common Stock over which the Founder has voting control in favor of the appointment to the Board of the Exor

Nominee (provided that the Exor Nominee is reasonably acceptable to the Founder, such acceptance not to be unreasonably withheld).
3.2    At any regular or special meeting of stockholders called for the purpose of electing the class of directors in which the Founder sits, until such time as the Founder and his Affiliates cease to own at least 65% of the shares of Common Stock held by the Founder and his Affiliates immediately following the Effective Date, and unless the Founder has previously been removed as a director or CEO of the Company for cause, Exor hereby agrees with the Company (and only with the Company) to vote or cause to be voted all Common Stock over which Exor has voting control in favor of the continued appointment of the Founder to the Board.
4.Termination. Sections 2 and 3 shall terminate and have no further force or effect upon the earliest to occur of (1) such time that Exor elects, in its sole discretion, to terminate its rights hereunder, (2) such time that Exor and its Affiliates cease to own at least 65% of the shares of Common Stock held by Exor and its Affiliates immediately following the Effective Date, (3) the Final Conversion Date (as defined in the Certificate) or (4) immediately prior to the consummation of a Change of Control Transaction.
5.Miscellaneous.
5.1    Specific Performance and Injunctive Relief. Each Party hereto, individually and not jointly, acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other Parties would be irreparably harmed and could not be made whole by monetary damages. Each Party, individually and not jointly, accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. The Company hereby agrees with each of Exor and the Founder, severally and not jointly, that it will enforce the provisions of this Agreement against Exor or the Founder, as applicable, in breach of any such provisions.
5.2    Entire Agreement; Amendments and Waivers. This Agreement constitutes, as of the Effective Date, the entire agreement and understanding of the Parties in respect of the subject matter contained in this Agreement, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter of this Agreement other than those expressly set forth or referred to in this Agreement. This Agreement, as of the Effective Date, supersedes all prior agreements and understandings between the Parties with respect to the subject matter of this Agreement. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company; (b) Exor; and (c) the Founder.
5.3    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) three (3) days after having been sent by registered or certified mail (or applicable international equivalent), return receipt requested, postage prepaid; or (d) one (1) business day (as such term is applicable in New York, New York) after deposit with an internationally recognized overnight courier, specifying next business day (as such term is applicable in New York, New York) delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 5.3).
5.4    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of such state.
5.5    Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the Parties under this Agreement shall be enforceable to the fullest extent permitted by law.
5.6    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns. Except an assignment by a Party to a subsidiary, parent, partner, member, limited partner, retired partner, retired member, Affiliate or stockholder of, or venture capital or private equity fund advised by or under common investment management with, a Party, neither this Agreement, nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by any Party hereto without the prior written consent of the other Party or Parties hereto.
5.7    Defaults. A default by any Party in such party’s compliance with any of the terms or conditions of this Agreement or performance of any of the obligations of such party under this Agreement shall not constitute or excuse a default by any other party.
5.8    Recapitalization, Exchanges. The provisions of this Agreement shall apply, to the full extent set forth in this Agreement, to any and all shares of capital stock of the Company which may be issued in respect of, in exchange for, or in substitution of the shares, by reason of a stock dividend, recapitalization, reclassification or the like.
5.9    Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
5.10    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement. Signatures may be exchanged by telecopy, with original signatures to follow. Each Party agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement.

5.11    No Third Party Beneficiaries. This Agreement shall be binding and inure solely to the benefit of each Party, and nothing in this Agreement, expressly or implied, is intended to or shall confer upon any other individual or entity any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
5.12    Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.
5.13    Further Instruments and Actions. The Parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date written below.

THE COMPANY:

VIA TRANSPORTATION, INC.

By:
Name:
Title:
Date:
Address:
Signature Page to Via Transportation, Inc.
Voting and Support Agreement

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date written below.

EXOR N.V.

By:
Name:
Title:
Date:
Address:
Signature Page to Via Transportation, Inc.
Voting and Support Agreement

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date written below.

DANIEL RAMOT

By:
Date:
Address:
Signature Page to Via Transportation, Inc.
Voting and Support Agreement